UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 17, 2015

Consumer Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54998	26-2517432
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-82 39th Ave, 4th Floor, Unit B, Flushing, New York 11354

(Address of principal executive offices) (zip code)

(718) 395-8150

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On April 17, 2015, America Arki Network Service Beijing Co. Ltd. (“Arki”), the variable interest entity of Consumer Capital Group, Inc. (the “Company”) and a limited liability company established under the laws of People’s Republic of China (“PRC”) executed a retainer agreement (the “Agreement”) with Beijing Liang Gao Law firm (“Liang Gao”) to act as an independent counsel for the investigations of matter fully described in Item 7.01 and is incorporated herein by reference (the “Investigation”). Pursuant to the Agreement, Liang Gao agreed to assist Arki with the Investigation, including the investigation of the truthfulness of allegations and pursue appropriate legal remedy when necessary.

Item 7.01 Regulation FD.

On March 31, 2015, the Company filed a Form 12b-25 with the Securities and Exchange Commission (the “SEC”) with respect to its annual report on Form 10-K for the period ended December 31, 2014 (the “Annual Report”). The Company needed additional time due to a delay experienced by the Registrant in completing its financial statements and other disclosures in the Annual Report, which the Company was not able to complete by March 31, 2015 (the prescribed due date of Company’s Annual Report filing) without unreasonable effort or expense due to the circumstances described below.

The Board of Directors (the “Board”) and the independent auditor of the Company have received email communications from Lingling Zhang, the Secretary and Director of the Company, alleging, among other things, that Jianmin Gao, CEO and Chairman of the Board, is an affiliated and/or control party of Caesar Capital Management Ltd. (“Caesar Capital”), a limited liability company established under the laws of Hong Kong. Caesar Capital entered into an investor relations services agreement with Arki between 2012 and 2013 and is a beneficial owner of the Company as of the date of this current report.

Ms. Zhang further alleged that Caesar Capital’s business operation was in violation of certain U.S. securities and Mr. Gao used his alleged control in Caesar to manipulate Company’s stock price during the period. The Company securities law and Arki believe the allegations are without merits and Mr. Gao is not an affiliated and/or control party of Caesar Capital. As of the date of this current report, the Company has formed a special committee and Arki has retained Liang Gao, a local PRC counsel to investigate the validity of the allegations.

The Company is currently unable to predict when it will be in a position to file its Annual Report on Form 10-K. The Company expects to provide an update upon conclusion of the Investigation by Liang Gao.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding: the timing of filing the Company’s Annual Report on Form 10-K and the timing required for the special committee and Liang Gao to complete its Investigation.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements in this current report on Form 8-K include, but are not limited to, the timing required for the special committee and Liang Gao to complete the Investigation, and the other factors discussed in our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent reports filed with the SEC. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

The information contained in Item 7.01 of this report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1	English translation of retainer between, dated as of April 17, 2015, by and between America Arki Network Service Beijing Co. Ltd. and Beijing Liang Gao Law Firm.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2015	Consumer Capital Group, Inc.

	By:	/s/ Jianmin Gao Jianmin Gao President and Chief Executive Officer